Board of Directors of	Dated as of
RLJ Acquisition, Inc.	November 18, 2010

Subscription Agreement

Ladies/Gentlemen:

The undersigned hereby offers to purchase fifty seven thousand five hundred (57,500) shares of common stock, par value $0.001 per share (the “Shares”), of RLJ Acquisition, Inc., a Nevada corporation (the “Corporation”), at the price of $0.00695652 per share or a total of four hundred dollars ($400.00), payable in cash against delivery of the certificate(s) representing the Shares.  Seven thousand and five hundred (7,500) of the Shares are subject to redemption, at nominal cost to the Corporation, if the underwriters of the initial public offering (“IPO”) of the Corporation do not fully exercise their over-allotment option (the “Over-allotment Option”), as more fully set forth herein.

This offer is subject to the conditions that the Shares will, when issued, be validly issued, fully paid, and non-assessable, and that the Corporation is duly organized, validly existing, and in good standing under the laws of the State of Nevada.

To induce the Corporation to issue the Shares, the undersigned warrants and represents that:

1. He has the ability to bear the economic risk of the purchase of the Shares, including the complete loss of his investment.

2. He has sufficient knowledge and experience in business and financial matters (or has received from a person of his selection sufficient advice with respect to such matters) to be capable of evaluating the merits and risks of the purchase of the Shares.

3. He has knowledge of, and has been provided the opportunity to acquire information with respect to, the proposed business affairs, financial condition, plans, and prospects of the Corporation which he deems relevant in making a fully informed decision with respect to the purchase of the Shares.

4. He has been encouraged and has had the opportunity to rely upon the advice of his legal counsel and other advisers with respect to the purchase of the Shares.

5. He has had the opportunity to ask questions and receive information with respect to, among other things, the proposed business affairs, financial condition, plans, and prospects of the Corporation and the terms and conditions of the purchase of the Shares, as he has requested so as to more fully understand his investment.

6. Neither the Corporation nor any person representing or acting on behalf of the Corporation, or purportedly representing or acting on behalf of the Corporation, has made any representations, warranties, agreements, or statements other than those contained herein which influenced or affected his decision to purchase the Shares.

7. He is acquiring the Shares for his own account without any view to the transfer, sale, assignment, or other distribution thereof.

The undersigned further acknowledges, understands, and agrees that the Shares have not been and will not be registered under any federal or state securities law including but not limited to the Securities Act of 1933, as amended, and that no federal or state governmental agency or authority has approved or passed upon the issuance of the Shares.  He understands that there is not now, and that there is not likely to be in the future, any market for the Shares and that the Shares must be held by him for an indefinite period of time, absent registration or qualification of the Shares under applicable laws or the receipt of an opinion of counsel satisfactory to the Corporation that registration or qualification is not required.  He acknowledges that the certificate(s) representing the Shares to be issued to him will bear a legend restricting the transferability thereof to the foregoing effect.

8. In the event the Over-allotment Option granted to the representative of the underwriters of the Corporation’s IPO is not exercised in full, the undersigned acknowledges and agrees that the Corporation shall redeem, for a purchase price per Share equal to the par value thereof, any and all such number of Shares, up to an aggregate of Seven Thousand Five Hundred (7,500) Shares and pro rata based upon the percentage of the Over-allotment Option exercised (such that all such 7,500 Shares would be redeemed if the Over-allotment Option is not exercised at all).

Very truly yours,

/s/ William S. Cohen
Name:

Address:

PLEASE PRINT EXACT NAME IN WHICH YOU WOULD LIKE THE SHARES ISSUED:

William S. Cohen